UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BRAZIL POTASH CORP.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

198 Davenport Road Toronto, Ontario, Canada	M5R 1J2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-281663

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Shares, no par value per share (the “Common Shares”), of Brazil Potash Corp. (the “Registrant”) set forth under the heading “Description of Our Share Capital” in the prospectus constituting a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-281663), as initially filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on August 20, 2024 and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein, and the description of the Common Shares set forth under the heading “Description of Our Share Capital” in the Registrant’s final prospectus constituting a part of the Registration Statement, to be subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed herewith because (i) no other securities of the Registrant are registered on the NYSE American LLC, and (ii) the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRAZIL POTASH CORP.

Dated: November 26, 2024	By:	/s/ Matthew Simpson
Name: Matthew Simpson
Title: Chief Executive Officer and Director